================================================================================



                             DYNATRONICS CORPORATION
                             7030 Park Centre Drive
                           Salt Lake City, Utah 84121
                                 (801) 568-7000




October 16, 2007


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynatronics Corporation that will be held on Tuesday, November 27, 2007 at 4:00 p.m., at the corporate headquarters located at 7030 Park Centre Drive, Salt Lake City, Utah.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return at your earliest convenience the enclosed proxy in the enclosed envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE, AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of Dynatronics Corporation's Annual Report to Shareholders is also enclosed, but is not a part of the proxy solicitation materials, except to the extent it is incorporated by reference therein.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,


/s/ Kelvyn H. Cullimore, Jr.

Kelvyn H. Cullimore, Jr.
Chairman, President and CEO

                             DYNATRONICS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held November 27, 2007



TO THE SHAREHOLDERS OF DYNATRONICS CORPORATION:

         The Annual Meeting of Shareholders of Dynatronics Corporation, a Utah corporation (the "Company" or "Dynatronics"), will be held at the corporate headquarters located at 7030 Park Centre Drive, Salt Lake City, Utah, on Tuesday, November 27, 2007, at 4:00 p.m. Mountain Time for the following purposes, all as more fully described in the accompanying Proxy Statement:

         1. To elect seven directors to hold office until the next Annual Meeting of Shareholders and thereafter until their respective successors have been elected or appointed and qualified;

         2. To ratify the appointment of Tanner LC as Dynatronics' independent registered public accountants for the fiscal year ending June 30, 2008;

         3. To amend the Company's 2005 Equity Incentive Plan to increase the number of shares available for grant by one million shares; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Shareholders of record owning shares of common stock at the close of business on Tuesday, October 2, 2007, are entitled to notice of and to vote at this Annual Meeting and any adjournment thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be maintained and available for inspection at the corporate offices of the Company for at least ten days prior to the Annual Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ Bob Cardon
                                 --------------------------------------------
                                 Bob Cardon, Vice President of Administration

Salt Lake City, Utah
October 16, 2007


                                    IMPORTANT

Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed proxy without delay in the enclosed envelope so that your shares are represented at the Annual Meeting. Your proxy will not be used if you are present at the meeting and desire to vote your shares personally. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                 PROXY STATEMENT

                             DYNATRONICS CORPORATION
                             7030 Park Centre Drive
                           Salt Lake City, Utah 84121

         We are furnishing this Proxy Statement to you and other shareholders of Dynatronics Corporation, a Utah corporation (the "Company" or "Dynatronics"), pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the solicitation of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting is scheduled to be held at 4:00 p.m. Mountain Time on Tuesday, November 27, 2007, at the corporate headquarters of the Company located at 7030 Park Centre Drive, Salt Lake City, Utah.

Solicitation of Proxies

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, the accompanying form of proxy, and the Annual Report to Shareholders will be mailed on or about October 22, 2007 to shareholders of record as of October 2, 2007. Only holders of our common stock at the close of business on October 2, 2007 are entitled to vote at the meeting.

         Dynatronics will pay the cost of preparing and disseminating this information. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of Dynatronics, without receiving additional compensation therefore, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of common stock held by such persons, and Dynatronics will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The proxy statement will also be made available on the Company's website, www.dynatronics.com.

         Each proxy executed and returned by a shareholder may be revoked at any time thereafter by written notice to the Company's VP of Administration prior to the Annual Meeting, by execution of a written proxy bearing a later date, or by attending the Annual Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

Voting

         The matters to be considered and voted upon at the Annual Meeting will be:

         1. Election of seven directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

         2. Ratification of the selection of Tanner LC as the independent registered public accountants of Dynatronics for the fiscal year ending June 30, 2008;

         3. Amendment of the Company's 2005 Equity Incentive Plan to increase the number of shares available for grant by one million shares; and

         4. Such other business as may properly come before the Annual Meeting and at any adjournment thereof.

         It is important that you act promptly to vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope. Where instructions are indicated, proxies will be voted in accordance with the instructions indicated therein. If no instructions are indicated, proxies will be voted "FOR" the election of each of the seven nominees for director, "FOR" the ratification of the appointment of Tanner LC as the independent registered public accountants of Dynatronics for the fiscal year ending June 30, 2008, "FOR" the amendment to increase the number of shares available under the Company's 2005 Equity Incentive Plan by one million shares, and, in the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting.

         Only those holders of our common stock as of the close of business on October 2, 2007, which we have designated as the "Record Date," are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 13,668,495 shares of the Company's common stock, no par value, issued and outstanding, each such share entitled to one vote. Cumulative voting by shareholders in connection with the election of directors will not be allowed. A quorum of shareholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares as of the Record Date for purposes of conducting any business at the Annual Meeting. Abstentions and broker non-votes will be counted as "represented" for the purpose of determining the presence or absence of a quorum, but will not be counted for any other purpose. Under Utah law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Directors are elected at each Annual Meeting of the Shareholders and hold office until the next Annual Meeting when their respective successors are duly elected and qualified. The persons named as proxies in the enclosed proxy intend to vote for the election of each of the seven nominees listed below, unless instructions to the contrary are given in the proxy. The seven nominees have indicated that they are able and willing to continue to serve as directors. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxy holder will vote for such nominee or nominees as the Board of Directors may select. The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect each nominee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

         The nominees are: Kelvyn H. Cullimore Jr., Kelvyn H. Cullimore, Larry
K. Beardall, E. Keith Hansen, Howard L. Edwards, Val J. Christensen and Joseph
H. Barton.

Executive Officers and Directors

         The following table contains information concerning the Company's directors and executive officers as of the date of this Proxy Statement:

                                   Director
                                  or Officer       Position
Name                        Age     Since         with Company
------------------------    ---   ----------   ---------------------------------
Kelvyn H. Cullimore, Jr.    51      1983       Chairman, President, and CEO
Kelvyn H. Cullimore         72      1983       Vice Chairman
Larry K. Beardall           51      1986       Executive Vice President of
                                                Sales and Marketing and Director
E. Keith Hansen, M.D.*      67      1983       Director
Howard L. Edwards**         76      1997       Director
Val J. Christensen**        54      1999       Director
Joseph H. Barton**          79      2004       Director
Ronald J. Hatch             63      2002       Vice President of R&D
Terry M. Atkinson, CPA      54      2005       Chief Financial Officer
Robert J. Cardon            44      1992       Vice President of Administration,
                                               Secretary & Treasurer

----------------------
* Member of Compensation Committee.
** Member of Audit and Compensation Committees.

         Kelvyn H. Cullimore, Jr. has been Chairman of the Board of Directors since January 2005 and the Company's President and Chief Executive Officer since 1992. He served as Secretary/Treasurer from 1983 to 1992 and as Administrative

Vice President from 1988 to 1992. He has been a member of the Board of Directors of the Company and its predecessors since 1979. Mr. Cullimore graduated cum laude from Brigham Young University in 1980 with a degree in Financial and Estate Planning. In addition to his involvement with Dynatronics, Mr. Cullimore served as Executive VP and a director of Dynatronics' former parent company. He currently serves on the board of directors for ITEC Attractions, Inc. (ITEC), an entertainment, restaurant and retail mall operation in Branson, MO. Mr. Cullimore has served previously on the boards of a printing company, lumber company, and travel agency. Mr. Cullimore is a member of the board of the Medical Device Manufacturer's Association, a national medical device trade association headquartered in Washington D.C. He also serves as the Mayor of Cottonwood Heights, Utah, a suburb of Salt Lake City, where Dynatronics' corporate headquarters are located.

         Kelvyn H. Cullimore was elected Vice Chairman in January 2007. Previously, he served as Chairman of the Board from April 1983 until January 2005. From 1983 to 1992, Mr. Cullimore was President of Dynatronics. Mr. Cullimore received a B.S. degree in Marketing from Brigham Young University in 1957. Following graduation, he worked for a number of years as a partner in a family-owned home furnishings business in Oklahoma City, Oklahoma. Mr. Cullimore has participated in the organization and management of various enterprises, becoming the president or general partner in several business entities, including real estate, motion picture, and equipment partnerships. From 1979 until 1992, Mr. Cullimore served as Chairman of the Board of American Consolidated Industries, the former parent company of Dynatronics. From 1986 until 1999, Mr. Cullimore served as President of ITEC and from 1986 to 1997 he served as ITEC's Chairman, President and CEO. Mr. Cullimore has served on the board of directors of ITEC since 1986. From January 2005 until October 2007, he took a leave of absence from Dynatronics to do humanitarian work in Asia. Kelvyn
H. Cullimore is the father of Kelvyn H. Cullimore, Jr. No other family relationships exist among officers and directors.

         Larry K. Beardall was appointed Executive Vice President of Dynatronics in December 1992. He has been a director and the Vice President of Sales and Marketing for Dynatronics since July 1986. Mr. Beardall joined Dynatronics in February of 1986 as Director of Marketing. He graduated from Brigham Young University with a degree in Finance in 1979. Prior to his employment with Dynatronics, Mr. Beardall worked with GTE Corporation in Durham, North Carolina as the Manager of Mergers and Acquisitions and then with Donzis Protective Equipment, a supplier of protective sports equipment in Houston, Texas, as National Sales Manager. He also served on the board of directors of Nielsen & Nielsen, Inc., the marketing arm for Donzis.

         E. Keith Hansen, M.D. has been a director of Dynatronics since 1983 and served as a director of the Company's predecessor from 1979 to 1983. Dr. Hansen obtained a Bachelor of Arts degree from the University of Utah in 1966 and an M.D. degree from Temple University in 1972. He has been in private medical practice in Sandy, Utah since 1976. Dr. Hansen was a director of American Consolidated Industries until 1992 and a director of Mountain Resources Corporation from 1980 to 1988. Dr. Hansen served on the board of directors of Alta View Hospital from 1982 to 1990 where he also served as the hospital's first chief of staff.

         Howard L. Edwards was elected a director of the Company in January 1997. From 1968 to 1995, Mr. Edwards served in various capacities at Atlantic Richfield Company (ARCO) and its predecessor, the Anaconda Company, including corporate secretary, vice president, treasurer and general attorney. Prior to 1968, Mr. Edwards was a partner in the law firm of VanCott, Bagley, Cornwall and McCarthy, in Salt Lake City, Utah. He graduated from the George Washington University School of Law in 1959 and received a bachelor's degree in Finance and Banking from Brigham Young University in 1955.

         Val J. Christensen joined the Board of Directors of the Company in January 1999. Earlier this year, Mr. Christensen became the Executive Vice President and General Counsel of EnergySolutions LLC. He previously served as Executive Vice President of Franklin Covey Company from 1996 to 2007, where he also was General Counsel from 1990. He was a member of Franklin's board of directors from 1991 to 1997. Prior to joining Franklin, Mr. Christensen practiced law with the international law firm of LeBoeuf, Lamb, Leiby & MacRae, specializing in general business and business litigation matters. Following graduation from law school in 1980, Mr. Christensen served as a law clerk to the Honorable James K. Logan of the United States Tenth Circuit Court of Appeals. He is an honors graduate of the J. Rueben Clark Law School at Brigham Young University and served as articles editor of the BYU Law Review.

         Joseph H. Barton was elected a director in September 2004. He previously served on the Company's Board of Directors from 1996 to 2002. Mr. Barton received a Civil Engineering degree from the University of California at Berkeley and has held various executive positions including President of J.H. Barton Construction Company, Senior Vice President of Beverly Enterprises, and President of KB Industries, a building and land development company. Most recently, Mr. Barton served as Senior Vice President of GranCare, Inc. from 1989 to 1994.

         Ronald J. Hatch currently serves as Vice President of R&D. From 2002 until 2007, he served as Vice President of Operations and R&D. Prior to joining Dynatronics in June 2002, Mr. Hatch worked with Lineo, Inc. as a Senior Project Manager from 1999 to 2002. From 1972 to 1998, he served in various management responsibilities at Philips Semiconductors - Signetics. He graduated from Brigham Young University with a degree in Electronics Engineering Technology in 1970 and received an MBA degree from the University of Phoenix (in Salt Lake
City) in 1991.

         Terry M. Atkinson, CPA was appointed Chief Financial Officer in January 2005. He previously served as the Company's controller from 1994 to 2004. Prior to joining the Company, Mr. Atkinson worked as the controller of Southern American Insurance Company from 1988 to 1994. From 1985 to 1988, he served as the controller at Doxey-Hatch Medical Center. From 1980 to 1985, Mr. Atkinson worked as a certified public accountant in public accounting with the accounting firms of Gothard and Company and Wursten Lewis & Bunker in Salt Lake City. He received his CPA license in 1983.

         Robert J. Cardon was appointed Vice President of Administration in March 2007. He has served as the Company's Corporate Secretary since 1992 and was named Treasurer in 2004. From 1992 until 2005, Mr. Cardon also served as Secretary/Treasurer of ITEC Attractions. From 1987 to 1988, Mr. Cardon was employed as a registered representative of an investment-banking firm. He received his BA degree in 1987 and his MBA degree in 1990, both from Brigham Young University.

         Directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected or appointed and duly qualified. Executive officers are appointed by the Board of Directors at the first board meeting after each Annual Meeting of Shareholders and hold office until their successors are elected or appointed and duly qualified. Vacancies on the board which are created by the retirement, resignation or removal of a director, or by an increase in the number of directors, may be filled by the vote of the remaining members of the board, with such new director serving the remainder of the term or until his successor shall be elected and qualify.

Independence of the Board

         The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Dr. Hansen, Mr. Edwards, Mr. Christensen and Mr. Barton is an "independent director" within the meaning of the Nasdaq Marketplace Rules. This means that the Board has determined that none of those directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. As a result, the Board of Directors has determined that the Company has a majority of independent directors as required by the Nasdaq Marketplace Rules.

Committees of the Board of Directors

         The Board of Directors has two standing committees: the Compensation Committee and the Audit Committee. The board does not have a standing nominating committee or other committee that recommends qualified candidates to the Board of Directors for nomination or election as directors. For further information on director nominations, see "Director Nominations" below.

Compensation Committee

         The Compensation Committee is responsible for reviewing and approving, where required, the compensation, as well as evaluating the performance, of our executive officers, and advising and assisting management in developing our overall compensation strategy to assure that it promotes shareholder interests, supports our strategic and tactical objectives, and provides for appropriate rewards and incentives for our management and employees. In exercising its responsibilities, the Compensation Committee establishes and monitors policies governing the compensation of executive officers, reviews the performance of and determines salaries and incentive compensation for executive officers, and makes option awards to those individuals. Additionally, the Compensation Committee administers our stock plans and reviews and approves the structure of our bonus plans. The Compensation Committee operates under a written Compensation Committee charter adopted by the Board that reflects standards and requirements adopted by the Nasdaq Stock Market. The following independent directors are the members of the Compensation Committee: Val J. Christensen (committee chairman),
E. Keith Hansen, Howard L. Edwards, and Joseph H. Barton. The Compensation Committee held three meetings during the fiscal year ended June 30, 2007.

Audit Committee

         The Audit Committee, which has been established in accordance with requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"), is comprised of the following independent directors: Howard L. Edwards (committee chairman), Joseph H. Barton and Val J. Christensen. The Board of Directors has determined that each member of the Audit Committee (i) is an "independent director," (ii) meets the financial literacy requirements of the Nasdaq Marketplace Rules, and (iii) meets the enhanced independence standards established by the Securities and Exchange Commission ("SEC") and that Mr. Edwards qualifies as an "audit committee financial expert" as that term is defined in Item 407(d)(5)(ii) of Regulation S-B promulgated under the Exchange Act by the SEC.

         The Audit Committee is primarily concerned with the integrity of our financial statements, the independence, qualifications and performance of our independent registered public accounting firm, and our compliance with legal requirements. The Audit Committee operates under a written Audit Committee charter approved by the Board that reflects standards and requirements adopted by the SEC and Nasdaq. The Audit Committee held four meetings during fiscal year 2007. According to its charter, the Audit Committee's duties include selecting the independent registered public accounting firm; reviewing the scope of the audit to be conducted by our independent registered public accounting firm; overseeing our independent registered public accounting firm and reviewing the results of their audit; reviewing our financial reporting processes, including the accounting principles and practices followed and the financial information provided to shareholders and others; overseeing our internal control over financial reporting and disclosure controls and procedures; and serving as our legal compliance committee.

Meetings of the Board of Directors

         There were six regular meetings of the Board of Directors held during the fiscal year ended June 30, 2007. No director attended fewer than 75% of all meetings of the board during the fiscal year and all meetings held by committees on which such director served.

         Although the Board of Directors does not have a formal policy regarding director attendance at the Annual Meeting of Shareholders, the board encourages all directors and director nominees to attend the Annual Meeting.

Executive Sessions of Independent Directors

         The independent directors meet in executive session at scheduled times during the year. Mr. Christensen presides at these meetings as lead independent director. If Mr. Christensen is unable to participate, another non-management director designated by the remaining independent directors will preside at these meetings.

Communications with the Board of Directors

         Shareholders may communicate directly with the Board of Directors by writing to them at Board of Directors, c/o Vice President of Administration, Dynatronics Corporation, 7030 Park Centre Drive, Salt Lake City, Utah 84121. The VP of Administration will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints with respect to ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to the Company's business, industry, management or board or committee matters.

Code of Conduct and Ethics

         The Company has established a Code of Business Ethics that applies to its officers, directors and employees. The Code of Business Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a "code of ethics" within the meaning of Item 406 of Regulation S-B and as a "code of business conduct and ethics" within the meaning of the Nasdaq Marketplace Rules.

         All of our directors, officers and employees must act in accordance with our Code of Business Ethics. Employees and directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. In addition, the Company's Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         The Code of Business Ethics is available on the Company's website at www.dynatronics.com. A copy may also be obtained by writing to the VP of Administration at Dynatronics Corporation, 7030 Park Centre Drive, Salt Lake City, Utah 84121.

Director Nominations

         The Board of Directors does not have a nominating committee or other committee that recommends qualified candidates to the board for nomination or election as directors. The Board of Directors believes that, because of the Company's relatively small size, and because of the historically few and infrequent vacancies on the Board, it is in the best interest of the Company to permit all of the independent directors to fully participate in the director nomination process. The Board of Directors has adopted a nominations process that provides that the Company's independent directors, acting by a majority vote, are authorized to recommend individuals as nominees to the Board of Directors.

         The independent directors are responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board and for selecting the management nominees to the Board to be elected by the Company's shareholders at each Annual Meeting.

Director Qualifications

         The independent directors have established certain criteria they consider as guidelines in considering nominations to the Board of Directors. The criteria include: (a) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company's industry and with relevant social policy concerns; (d) experience as a board member of another publicly-held company; (e) academic expertise in an area of the Company's operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the independent directors and the full Board of Directors may consider other qualifications and attributes they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The independent directors seek to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high-quality business and professional experience.

Identification and Evaluation of Nominees

         The independent directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's current directors and management as well as input from third parties, including executive search firms retained by the Board. The independent directors will obtain background information about candidates, which may include information from directors' and officers' questionnaires and background and reference checks, and will then interview qualified candidates. The Company's other directors will also have an opportunity to meet and interview qualified candidates. The independent directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.

Shareholder Nominations

         The independent directors may from time to time consider qualified nominees recommended by shareholders, who may submit recommendations to the independent directors through a written notice as described under "Shareholder Proposals" below. Nominees for director who are recommended by shareholders will be evaluated in the same manner as any other nominee for director.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act, requires the executive officers and directors, and persons who own more than 10% of the Company's common stock ("Reporting Persons") to file initial reports of ownership and to report changes in ownership in reports filed with the Securities and Exchange Commission. Reporting Persons are required by regulation of the Securities and Exchange Commission to furnish Dynatronics with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to Dynatronics during and with respect to the fiscal year ended June 30, 2007, Dynatronics believes that during fiscal year 2007 all Section 16(a) filings applicable to these Reporting Persons were timely filed, with the exception of a Form 4 filing for Kelvyn H. Cullimore, Jr. related to a gift of shares made on December 23, 2006, which was filed late due to a clerical oversight.

                       BENEFICIAL OWNERSHIP OF SECURITIES

Voting Securities and Principal Shareholders

         The following table contains information as of October 11, 2007 with respect to beneficial ownership of shares of our common stock, for (1) all persons known to be holders of more than 5% of our voting securities; (2) each director, (3) each executive officer named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers") holding office on October 2, 2007, and (4) all executive officers and directors as a group. Unless noted otherwise, Dynatronics believes each person named below has sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address of the shareholder is Dynatronics' principal executive offices, 7030 Park Centre Drive, Salt Lake City, UT 84121.

Holders of Greater than 5% of Voting Securities

Name of Beneficial Owner         Number of Shares(1)         Percent of Class
------------------------         -------------------         ----------------

John Rajala                            1,306,453  (2)                9.6%
12 Red Maple Place
Danville, CA 94506

Donald G. Whittington                    840,000                     6.1%
3707 Spring Hill Lane
Sugarland, TX 77479

Stephen Cyman                            750,000                     5.5%
50760 Metzen Dr.
Chesterfield, MI 48051

Anthony Trolio                           700,000                     5.1%
445 Fifth Ave
Hubbard, OH 44425

-----------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Included in the computation of the number of shares beneficially owned by a person and the percentage ownership of that person are shares of common stock subject to options, warrants, or other convertible instruments held by that person that are exercisable or that become exercisable within 60 days of October 11, 2007. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 12,097 shares owned directly, 96,775 shares owned by Mr. Rajala's wife and 1,197,581 shares owned by a family trust.

Security Ownership of Management

Name of Beneficial Owner               Number of Shares(1)      Percent of Class
--------------------------------       -------------------      ----------------

Directors

Kelvyn H. Cullimore, Jr.                  688,060  (2)               5.0%
Kelvyn H. Cullimore                       189,104  (3)               1.4%

Name of Beneficial Owner (cont.)       Number of Shares(1)      Percent of Class
--------------------------------       -------------------      ----------------

E. Keith Hansen, M.D.                     227,819  (4)               1.7%
Larry K. Beardall                         240,588  (5)               1.7%
Howard L. Edwards                          94,169  (6)                *
Joseph H. Barton                           42,169  (7)                *
Val J. Christensen                         42,169  (8)                *

Other Named Executive Officers

Ronald J. Hatch                            58,000  (9)                *
Terry M. Atkinson                          50,000 (10)                *

All executive officers and
directors as a group (10 persons)       1,697,078                   11.9%

-------------------------
* Represents less than one percent of the outstanding shares of common stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Included in the computation of the number of shares beneficially owned by a person and the percentage ownership of that person are shares of common stock subject to options, warrants, or other convertible instruments held by that person that are exercisable or that become exercisable within 60 days of October 11, 2007. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 381,780 shares owned directly, 136,280 shares owned by Mr. Cullimore Jr.'s wife and minor children, and options for the purchase of 170,000 shares.

(3) Includes 126,191 shares owned directly, 2,913 shares owned by Mr. Cullimore's wife, 30,000 shares owned by a family corporation and options for the purchase of 30,000 shares.

(4) Includes 203,819 shares owned directly and options for the purchase of 24,000 shares.

(5) Includes 75,588 shares owned directly and options for the purchase of 165,000 shares.

(6) Includes 73,169 shares owned directly and options for the purchase of 21,000 shares.

(7) Includes 24,169 shares owned directly and options for the purchase of 18,000 shares.

(8) Includes 21,169 shares owned directly and options for the purchase of 21,000 shares.

(9) Includes 10,000 shares owned directly and options for the purchase of 48,000 shares.

(10) Includes 10,000 shares owned directly and options for the purchase of 40,000 shares.

Litigation Matters
------------------

         There are no material legal proceedings to which any director or executive officer is a party adverse to Dynatronics.

Certain Relationships and Related Transactions
----------------------------------------------

         Kelvyn H. Cullimore is the father of Kelvyn H. Cullimore, Jr. No other family relationships exist among the officers and directors.

         Except as described in this Proxy Statement under the captions, "Employment Contracts" and "Salary Continuation Plan," during the two years ended June 30, 2007 Dynatronics was not a party to any transaction in which any director, executive officer or shareholder holding more than 5% of the issued and outstanding common stock had a direct or indirect material interest.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

         Directors who are employed by and receive remuneration as officers of the Company, are paid $100 per meeting for attendance at regular and special meetings of the Board. Non-employee, non-executive directors are paid an annual fee of $14,000. In addition, independent directors receive $1,000 annually for participating on each Board committee and receive $2,000 in restricted stock awards. The chairman of the Audit Committee receives an additional $2,000 for serving as the Committee Chairman and the Company's financial expert. Dynatronics pays all expenses incurred by directors in connection with their attendance at Board and committee meetings.

         The following table summarizes the compensation paid during the fiscal year ended June 30, 2007, to directors of the Company other than those directors who are also Named Executive Officers whose compensation is included in the Summary Compensation Table elsewhere in this Proxy Statement.


                           2007 DIRECTOR COMPENSATION

---------------- --------- ----------- ---------- ---------------- --------------- ---------------- -------------
     Name        Fees        Stock      Option      Non-Equity       Change in        All Other        Total
                 Earned      Awards     Awards    Incentive Plan   Pension Value    Compensation        ($)
                 or Paid      ($)         ($)      Compensation         and              ($)
                 in Cash                                ($)         Nonqualified
                   ($)                                                Deferred
                                                                    Compensation
                                                                      Earnings
                                                                        ($)

      (a)          (b)        (c)         (d)           (e)             (f)              (g)            (h)
---------------- --------- ----------- ---------- ---------------- --------------- ---------------- -------------
E. Keith Hansen  $15,000     $2,000        0             0               0                0           $17,000
---------------- --------- ----------- ---------- ---------------- --------------- ---------------- -------------
Howard L.        $18,000     $2,000        0             0               0                0           $20,000
Edwards
---------------- --------- ----------- ---------- ---------------- --------------- ---------------- -------------
Val J.           $16,000     $2,000        0             0               0                0           $18,000
Christensen
---------------- --------- ----------- ---------- ---------------- --------------- ---------------- -------------
Joseph H.        $16,000     $2,000        0             0               0                0           $18,000
Barton
---------------- --------- ----------- ---------- ---------------- --------------- ---------------- -------------

         During the year ended June 30, 2007, Dynatronics made no awards to executive officers or directors under any long-term incentive plan. Dynatronics has never granted stock appreciation rights.

Executive Compensation

Compensation Discussion and Analysis

         The Compensation Committee oversees our executive compensation program and reviews all compensation decisions relating to our executive officers. The Compensation Committee evaluates both performance and compensation to ensure that we are able to attract and retain the best possible employees in key positions and that the compensation provided to key employees remains competitive with the compensation provided to employees of our peer group comprised of companies of comparable revenue and market capitalization in the diversified high technology market. The following is a discussion of the Company's compensation program for compensation of its named executive officers and directors.

Compensation Program Objectives

         Executive compensation is determined by several factors. The following are the main objectives of the executive compensation program of the Company as determined by the Compensation Committee:

         -    Retention of qualified officers.
         - Providing overall corporate direction for the officers and also to provide direction that is specific to officer's respective areas of authority. The level of compensation amongst the officer group, in relation to one another, is also considered in order to maintain a high level of satisfaction within the leadership group. We consider the relationship that the officers maintain to be one of the most important elements of the leadership group.
         -    Providing a performance incentive for the officers.

         The compensation program is designed to reward the officers in the following areas:

         -    Achievement of specific goals
         - Creativity in the form of innovative ideas and analysis for new programs and projects
         -    New program implementation
         -    Attainment of Company goals, budgets, and objectives
         -    Results-oriented determination and organization
         -    Positive and supportive direction for company personnel

         The Compensation Committee determines the portion of compensation allocated to each element for each individual executive officer. The discussions of compensation practices and policies are of historical practices and policies. Our Board of Directors and the Compensation Committee expect to continue these policies and practices, but will reevaluate the practices and policies as they consider advisable.

         The principal elements of the Company's executive compensation program include:

         -    Base salary - Performance bonus
         -    Stock options and stock awards - Employee benefits in the form of:
              -      health and dental insurance
              -      life insurance
         -    Other benefits including use of company automobile and cell phone

Base salary

         Base salary is intended to provide competitive compensation for job performance and to attract and retain qualified named executive officers. The base salary level is determined by considering several factors inherent in the market place such as: the size of the company; the prevailing salary levels for the particular office or position; prevailing salary levels in a given geographic locale; and the qualifications and experience of the executive officer. In determining the salary of the executive officers, the Compensation Committee considered the comparable salary levels provided by various published executive compensation survey reports for the medical device industry.

Performance bonus

         Bonuses are based on company performance. A percentage formula based on the Company's pre-tax profit is used in determining the performance bonus for the executive officers. In 2007, the percentage formula provided each officer a certain percentage of pre-tax profits ranging from one to four percent, excluding non-operating items.

Stock options and stock awards

         Stock ownership is provided to enable executive officers to participate in the success of the Company. The direct or potential ownership of stock is expected to provide the incentive to expand the involvement of the executive officer to include, and therefore be mindful of, the perspective of shareholders of the Company.

Employee benefits

         Employee benefits for the executive officers are selected to provide security. Most notably, insurance coverage for health, life, and disability are intended to provide a level of protection that will enable the executive officers to function without having the distraction of having to manage undue risk. The health insurance also provides access to preventative medical care which will help the executive officers function at a high energy level, manage job related stress, and contribute to the overall well being of the executive officers, all of which contribute to an enhanced job performance.

Other benefits

         Other employee benefits such as cell phones and auto usage are directly related to job functions but contain a personal use element which is considered to be a goodwill gesture that contributes to enhanced job performance.

         As discussed above, the Compensation Committee determines the portion of compensation allocated to each element for each individual executive officer. As a general rule, base salary is competitively based while giving consideration to employee retention, qualifications, performance, and general market conditions. Typically, stock options are based on the current market value of the underlying common shares and how that will contribute to the overall compensation of the executive officer. Consideration is also given to the fact that the option has the potential for an appreciated future value. As such this future value may in fact be the most significant factor of the option, but it is also more difficult to quantify as a benefit to the executive officer.

         Accordingly, in determining the compensation program for the Company, as well as setting the compensation for each executive officer, the Compensation Committee attempts to attract the interest of the executive officer within the constraints of a compensation package that is fair and equitable to all parties involved.

Compensation Committee Report

         The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-B with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                                  Respectfully submitted,

                                                  Val J. Christensen, Chairman
                                                  Dr. E. Keith Hansen
                                                  Howard L. Edwards
                                                  Joseph H. Barton

Summary of Executive Compensation

         The following table summarizes information concerning the compensation of the Company's Chief Executive Officer and the Company's two most highly compensated executive officers other than the CEO (collectively the "Named Executive Officers") for the last two completed fiscal years:


                           SUMMARY COMPENSATION TABLE

--------------- --------- ----------- ---------- ---------- ---------- ----------- ---------------- ------------- ------------
   Name and       Year      Salary      Bonus     Stock      Option     Non-Equity   Nonqualified     All Other       Total
  Principal      Ending      ($)         ($)      Awards     Grants     Incentive     Deferred         Compen-         ($)
   Position     June 30,                            ($)        ($)        Plan       Compensation       sation
                                                                         Compen-      Earnings        (Note 1)
                                                                         sation         ($)
                                                                           ($)






     (a)         (b)         (c)         (d)        (e)        (f)        (g)            (h)           (i)           (j)
--------------- --------- ----------- ---------- ---------- ---------- ----------- ---------------- ------------- ------------
Kelvyn H.       2007      $154,000    $ 9,904        0          0          0           $10,994      $29,649       $204,547
Cullimore,
Jr., Chairman   2006      $154,000    $13,833        0       $36,900       0           $ 9,045      $26,523       $240,301
and President
--------------- --------- ----------- ---------- ---------- ---------- ----------- ---------------- ------------- ------------
Larry K         2007      $143,000    $ 9,904        0          0          0           $10,994      $23,566       $187,464
Beardall,
Executive       2006      $143,000     13,833        0       $30,750       0           $ 9,045      $23,433       $220,061
Vice President
--------------- --------- ----------- ---------- ---------- ---------- ----------- ---------------- ------------- ------------
Ronald J.       2007      $ 95,000    $ 3,714        0          0          0               0        $24,305       $123,019
Hatch,
Sr. Vice        2006      $ 95,000    $ 5,187        0          0          0               0        $17,686       $117,873
President
--------------- --------- ----------- ---------- ---------- ---------- ----------- ---------------- ------------- ------------

(1) For each of the individuals listed in the table above, "All Other Compensation" includes but is not limited to perquisites including the dollar value of insurance premiums paid with respect to health and dental insurance, and life insurance for the benefit of the Named Executive Officer, use of company paid automobile, and cellular phone.

Employment Contracts

         Dynatronics has entered into written employment contracts with Kelvyn
H. Cullimore, Jr., its Chairman, President and Chief Executive Officer, and Larry K. Beardall, its Executive Vice President. The initial terms of these contracts run through June 30, 2009. Additional contract extensions would extend each contract automatically for one-year terms unless terminated at the end of any renewal period with at least 60 days prior written notice. These agreements have been approved by the Compensation Committee of the Board of Directors. The compensation package under each contract includes a salary, an auto allowance, an annual bonus based on pre-tax operating profit (at rates established by the Compensation Committee), and stock and/or stock options granted under the Company's 2005 Equity Incentive Plan and the 1992 Stock Option Plan, as amended and restated. Each of these officers also participates in the salary continuation plan described below and receives other welfare and employee benefits that are standard in such agreements, including, by way of example, health insurance and disability coverage, paid vacation and Company-paid life insurance. The contracts also contain a provision granting the executives certain rights and protections in the event of a change in control.

         As defined in the employment contracts, a "change of control" will occur in transactions such as an acquisition of the Company through a purchase of its shares or assets or by merger in which any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; or the composition of the Board of Directors of the Company is changed such that the former members of such Board cease to constitute at least a majority of the Board; or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         If a change of control occurs and the employment of the executive is terminated voluntarily within six months of the change in control or involuntarily within 12 months thereof, the executive is to be paid an amount in cash equal to (1) one and one-half times the executive's annual base salary (as defined in the agreement) in effect at the time of such termination, and (2) one and one-half times the average annual bonus paid by the Company to the executive over the previous three complete fiscal years. Fifty percent of the amount payable under the agreement is to be paid within thirty days after termination and the balance is to be paid ratably over the subsequent six months. In addition, the Company will continue to provide and fund all other employee benefits for the executive for 18 months following termination. All stock options, warrants and other similar rights granted by the Company to the executive prior to termination will immediately and entirely vest and will be immediately delivered to the executive without restriction or limitation of any kind (except for normal transfer restrictions required by law). The agreement also provides that the Company will pay the executive an amount equal to the cash surrender value, if any, of certain life insurance policies provided for the benefit of the executive under the agreement during his employment by the Company for the purpose of funding the Company's obligations under the salary continuation agreement and that the Company will transfer to the executive title, free and clear of all encumbrances, to either (i) the Company-owned vehicle used by the executive at the time of termination, or (ii) a vehicle of substantially similar market value.

         The employment contracts terminate upon the death or disability of the executive or termination of employment for cause. The contracts also contain covenants against competition by the executives during the term of their employment and for a specified period after the termination of their employment for any reason.

Salary Continuation Plan

         During fiscal year 1988, the Board of Directors adopted a salary continuation agreement. Presently Kelvyn H. Cullimore, Jr. and Larry K. Beardall are covered by this plan. The agreement provides for a pre-retirement benefit to be paid to the officer's designated beneficiary in the event he dies before reaching age 65 and a retirement benefit to be paid upon reaching age 65. The pre-retirement benefit provides for payment of 50% of the officer's annual compensation at the time of death up to $75,000 annually for a period of 15 years, or until the officer would have reached age 65, whichever is longer. The retirement benefit provides the officer $75,000 annually for a period of 15 years.

         Funding for obligations arising in connection with the salary continuation agreement is provided by life insurance policies on the lives of the participating officers. The Company is the owner and beneficiary of these policies. The face amounts of the policies have been determined so that sufficient cash values and death benefits under the policies will meet the obligations as they occur. In fiscal year 2007, Dynatronics expensed $21,988 relating to salary continuation obligations under the salary continuation agreement.

401(k) Plan

         Dynatronics has adopted a 401(k) Plan. Employees who are 20 years of age or older and have completed at least six months of service with the Company are eligible to participate in the 401(k) Plan.

         Eligible employees may make contributions to the 401(k) Plan in the form of salary deferrals of up to 20% of total compensation, not to exceed $15,500, the maximum allowable amount of salary deferrals for calendar year 2007. Dynatronics matches annual employee contributions at 25% of employee contributions, up to a maximum of $500 per employee per year.

         Participants under the 401(k) Plan are fully vested in their salary deferral contributions and vest 20% per year after two years of participation in matching contributions by the Company. Amounts deferred by Named Executive Officers under the 401(k) Plan, along with the 25% matching contributions made by the Company, are included under "Other Compensation" in the Summary Compensation Table.

Equity Compensation

         The following table summarizes the equity compensation of the Named Executive Officers as of June 30, 2007:


                                        OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

--------------- ----------------------------------------------------------------- -------------------------------------------
                                         Option Awards                                           Stock Awards
--------------- ----------------------------------------------------------------- -------------------------------------------
     Name        Number of     Number of       Equity      Option     Option      Number   Market    Equity      Equity
                 Securities    Securities     Incentive    Exercise  Expiration    of      Value    Incentive   Incentive
                 Underlying   Underlying    Plan Awards:   Price ($)    Date     Shares     of        Plan        Plan
                Unexercised   Unexercised    Number of                             or      Shares    Awards:     Awards:
                Options (#)     Options      Securities                           Units     or      Number of   Market or
                Exercisable       (#)        Underlying                            of      Units     Unearned    Payout
                              Unexercisable Unexercised                           Stock     of        Shares,   Value of
                                              Unearned                            That     Stock     Units, or  Unearned
                                               Options                            Have     That       Other      Shares,
                                                 (#)                              Not      Have       Rights    Units, or
                                                                                  Vested    Not      That Have   Other
                                                                                  (#)     Vested    Not Vested   Rights
                                                                                           ($)         (#)      That Have
                                                                                                                Not Vested
                                                                                                                   ($)



   (a)               (b)          (c)            (d)          (e)        (f)         (g)       (h)        (i)         (j)
--------------- ------------- ------------- -------------- ---------- ----------- --------- --------- ----------- -----------
Kelvyn H.         170,000          0              0        $.78-      5/20/08 -      0         0          0           0
Cullimore, Jr.                                             $1.72      11/22/15
--------------- ------------- ------------- -------------- ---------- ----------- --------- --------- ----------- -----------
Larry K           165,000          0              0        $.78-      5/20/08 -      0         0          0           0
Beardall,                                                  $1.72      11/22/15
--------------- ------------- ------------- -------------- ---------- ----------- --------- --------- ----------- -----------
Ronald J.          48,000          0              0        $.82-      7/16/09 -      0         0          0           0
Hatch,                                                     $1.72      5/24/15
--------------- ------------- ------------- -------------- ---------- ----------- --------- --------- ----------- -----------

Equity Compensation Plans

         The Company maintains the Amended and Restated 1992 Stock Option Plan (the "1992 Plan") approved by shareholders under which options and other awards were granted to employees, officers, directors and consultants of the Company. The Compensation Committee of the board of directors administers the 1992 Plan. As of June 30, 2007, options for the purchase of 956,035 shares remained outstanding under the 1992 Plan, and no further awards are available to be granted under the 1992 Plan.

         In 2005, the Company adopted and the shareholders approved the Dynatronics Corporation 2005 Equity Incentive Plan ("2005 Plan"), under which nonstatutory and statutory awards have been granted to employees, officers and directors. With the adoption of the 2005 Plan, the Board of Directors determined that no further awards would be granted under the 1992 Plan. As of June 30, 2007, a total of 520,854 shares were available for issuance under options or awards yet to be granted under the 2005 Plan, and 92,157 shares were issuable under outstanding options granted under the 2005 Plan. In addition, each of the four independent directors received 3,169 shares of restricted common stock under the 2005 Plan.

         The following table sets forth information as of June 30, 2007, with respect to shares of common stock to be issued upon the exercise, and the weighted-average exercise price, of all outstanding options and rights granted under our equity compensation plans, as well as the number of shares available for future issuance under those plans.



                    Number of Securities to be     Weighted-Average        Number of Securities
                     Issued upon Exercise of      Exercise Price of      Remaining Available for
                       Outstanding Options,      Outstanding Options,      Future Issuance Under
Plan Category (1)      Warrants and Rights       Warrants and Rights     Equity Compensation Plans
-----------------   ---------------------------  --------------------    -------------------------
2005 Equity
Incentive Plan                  92,157                  $1.39                   520,854

1992 Stock Option
Plan                           956,035                  $1.40                         0
                             ---------                  -----                   -------

Total                        1,048,192                  $1.40                   520,854
--------------------------------------------------------------------------------------------------

                    PROPOSAL 2 - RATIFICATION OF SELECTION OF
                   INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         The Audit Committee has selected the firm Tanner LC to serve as the Company's independent registered public accountants for the fiscal year ending June 30, 2008. The shareholders have been asked to ratify this appointment. If the shareholders fail to ratify the selection, the Audit Committee will reconsider its decision. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company's and its shareholders' best interests.

         Representatives of Tanner LC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Financial Information Systems Design and Implementation Fees

         The Company did not engage Tanner LC to provide any professional services in connection with (i) operating or supervising the operation of its information system or managing its local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

Auditor Fees

         The aggregate fees billed by Tanner LC for professional services rendered in fiscal year 2007 and fiscal year 2006 in connection with (i) the audit of the Company's annual financial statements set forth in its Annual Report on Form 10-KSB for the fiscal years ended June 30, 2007 and June 30, 2006 and (ii) the review of the Company's quarterly financial statements set forth in its Quarterly Reports on Form 10-QSB for each of its fiscal quarters, totaled approximately $101,116 and $79,743, respectively.

All Other Fees

         The Company, with the approval of the Audit Committee, engaged Tanner LC to provide accounting advice related to six acquisitions the Company made on June 30, 2007 and July 2, 2007, for which fees totaling $11,102 were incurred in fiscal year 2007. The Company did not use Tanner LC for acquisition accounting advice in fiscal year 2006. The Company engaged Tanner LC to provide filing services for the SEC electronic filing system (Edgar system) at a cost of $1,140 in fiscal year 2006. The Company did not use Tanner LC for its electronic filings in fiscal year 2007.

         The Audit Committee has advised the Company that it has determined that the non-audit services rendered by Tanner LC during its most recent fiscal year are compatible with maintaining their independence.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company's Independent Auditors

         The Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent registered public accountants will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company's independent registered public accountants. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided in accordance with this pre-approval, and the fees for the services performed to date.

Report of the Audit Committee

         The Audit Committee has prepared this report of its activities for the year ended June 30, 2007. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Dynatronics specifically incorporates this information by reference, and shall not otherwise be deemed filed under such statutes.

         The Audit Committee is composed entirely of independent directors, and operates under a written charter adopted by the Board of Directors. The Audit Committee assists the Board of Directors in fulfilling its responsibility to shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

         The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the independent auditors and with appropriate financial personnel.

         As needed, the Audit Committee meets privately with both the independent registered public accountants and the appropriate financial personnel, each of whom has unrestricted access to the members of the Audit Committee. The Audit Committee also selects and appoints the independent registered public accountants and reviews periodically the auditors' performance and independence from management as well as the fees paid to the independent registered public accountants for services provided to the Company.

         All members of the Audit Committee are "independent" for purposes of Rule 4200(a)(15) of The National Association of Securities Dealers' listing standards and applicable Marketplace Rules. That is, the Board of Directors has determined that none of the members of the Audit Committee has a relationship to Dynatronics that may interfere with his independence from Dynatronics and its management.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Dynatronics in conformity with accounting principles generally accepted in the United States of America and discusses with us any issues they believe should be raised with the Committee.

         For the fiscal year ended June 30, 2007, the Audit Committee reviewed the audited financial statements and met with both management and Tanner LC, the independent registered public accounting firm for fiscal year 2007, to discuss those financial statements. Management has represented to us that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.

         In discharging the Committee's oversight responsibility for the audit process, we have discussed with Tanner LC the matters required to be discussed by Auditing Standards No. 61, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board ("AS 61"). AS 61 requires the Company's independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

         The Committee has obtained from Tanner LC a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between Tanner LC and the Company which in its professional judgment may reasonably be thought to bear on independence. Tanner LC discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

         Based on these reviews and discussions, we recommended to the Board of Directors that Dynatronics' audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007.

         During the Company's fiscal years ended June 30, 2007 and 2006, there were no disagreements between the Company and its independent registered public accounting firm on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the independent accountants, would have caused them to make reference to the subject matter of the disagreement in connection with its report. None of the "reportable events" described in Item 304(a)(1)(iv) of Regulation S-B have occurred during the fiscal years ended June 30, 2007 and June 30, 2006.

         We did not consult with any independent registered public accountants not formally engaged by the Company during fiscal years ended June 30, 2007 or 2006, on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

                                     Presented  by  the members of the Audit
                                     Committee:

                                     Howard L. Edwards, Chairman
                                     Val J. Christensen
                                     Joseph H. Barton


       THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL #2
                    RATIFYING THE SELECTION OF TANNER LC AS
              AUDITORS FOR DYNATRONICS FOR THE FISCAL YEAR ENDING
                                 JUNE 30, 2008.


    PROPOSAL 3 - APPROVAL TO AMEND THE 2005 EQUITY INCENTIVE PLAN TO INCREASE
                      THE NUMBER OF SHARES AVAILABLE UNDER
                         THE PLAN BY ONE MILLION SHARES

         Shareholders are requested in this Proposal 3 to consider and approve an increase in the number of shares available to grant under the Dynatronics 2005 Equity Incentive Award Plan (the "2005 Plan") by one million shares. On September 27, 2007, the Board of Directors adopted an amendment to the 2005 Plan, subject to shareholder approval, which adds one million shares to the Plan. The amendment to the 2005 Plan will become effective upon shareholder approval at the 2007 Annual Meeting of Shareholders. Upon approval of the amendment by the shareholders, the Plan will have approximately 1.2 million authorized but unissued shares available for grant.

         The Board believes that the 2005 Plan promotes the success and enhances the value of the Company by:

         o closely associating the interests of management, employees and consultants of the Company with the shareholders of the Company by reinforcing the relationship between participants' rewards and shareholder gains;

         o providing management and employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value;

         o    maintaining competitive compensation levels; and

         o providing an incentive to management and employees to remain in continuing employment with the Company and to put forth maximum efforts for the success of its business.

         The 2005 Plan provides for the possible grant by the Compensation Committee of various types of equity awards, including incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals.

Administration

         The Compensation Committee administers the 2005 Plan. The Compensation Committee may delegate to a committee of one or more members of the board the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Exchange Act, or employees who are "covered employees" within the meaning of Section 162(m) ("Section 162(m)") of the Internal Revenue Code (the "Code"). The Compensation Committee includes at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and an "outside director" pursuant to Section 162(m).

         The Compensation Committee has the exclusive authority to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee does not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

         Persons eligible to participate in the 2005 Plan include non-employee members of the Board, consultants to the Company, and all of the employees of the Company and its subsidiaries, as determined by the Compensation Committee.

Limitation on Awards and Shares Available

         The maximum number of shares of common stock available for issuance under the 2005 Plan will be approximately 1.2 million following the approval of Proposal 3 herein. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2005 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2005 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2005 Plan. Notwithstanding the foregoing, no shares will become available (a) upon the cancellation of existing awards or any similar transactions following the tenth anniversary of shareholder approval of the 2005 Plan or (b) if the return of shares would require additional shareholder approval of the 2005 Plan pursuant to applicable rules of the NASDAQ. The shares of common stock covered by the 2005 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

         The maximum number of shares of stock with respect to one or more awards that may be granted to any one participant during a one-year period (measured from the date of any grant) shall be 100,000 shares.

Awards

         The 2005 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2005 Plan.

         Stock options, including incentive stock options, as defined under
Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2005 Plan. The option exercise price of all incentive stock options granted pursuant to the 2005 Plan will be at least 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

         Restricted stock may be granted pursuant to the 2005 Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Compensation Committee (including zero) that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

         A stock appreciation right (an "SAR") is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR.

         The other types of awards that may be granted under the 2005 Plan include performance shares, performance stock units, deferred stock, restricted stock units, and other stock-based awards.

Changes in Capital Structure

         In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the common stock or the share price of the common stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2005 Plan, then the Compensation Committee may make proportionate adjustments to: (i) the aggregate number of, and types of, shares of stock subject to the 2005 Plan, (ii) the terms and conditions of any outstanding awards (including any applicable performance targets) and (iii) the grant or exercise price for any outstanding awards.

Amendment and Termination

         The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2005 Plan at any time; provided, however, that shareholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2005 Plan, to extend the exercise period for an option beyond ten years from the date of grant or to allow a material increase in the benefits or change the eligibility requirements under the 2005 Plan. In addition, without approval of the Company's shareholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2005 Plan in connection with changes in the Company's capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

         In no event may an award be granted pursuant to the 2005 Plan on or after May 24, 2015.

Vote Required

         The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the increase in shares in the 2005 Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether this matter is approved, and therefore will not have the effect of a negative vote with respect to the approval of Proposals 1, 2 and 3.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL #3
               TO AMEND THE 2005 EQUITY INCENTIVE PLAN TO INCREASE
                  THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN
                             BY ONE MILLION SHARES.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Regulations adopted by the Securities and Exchange Commission require that shareholder proposals must be furnished to Dynatronics a reasonable time in advance of the meeting at which the action is proposed to be taken. Shareholder proposals intended to be presented at next year's 2008 Annual Meeting of the Shareholders must be received by Dynatronics at its corporate headquarters on or before June 25, 2008, in order to be included in the Proxy Statement and Form of Proxy relating to that meeting. Receipt of a shareholder proposal does not necessarily guarantee that the proposal will be included in the proxy. If a shareholder intends to propose any matter for a vote at the Annual Meeting of Shareholders to be held in 2008, but fails to notify Dynatronics of such intention prior to the date indicated above, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                             ADDITIONAL INFORMATION

         Dynatronics will provide, without charge, to each shareholder to whom this Proxy Statement is delivered, upon written or oral request, a copy of the Company's annual report on Form 10-KSB for the year ended June 30, 2007, including the financial statements, as filed with the Securities and Exchange Commission. The requested document will be sent by first class mail or other equally prompt means. Written or oral requests for such information should be directed to Mr. Bob Cardon, Vice President of Administration, Dynatronics Corporation, 7030 Park Centre Drive, Salt Lake City, UT 84121.

                                        DYNATRONICS CORPORATION
                                        By order of the Board of Directors


                                        /s/ Bob Cardon
                                        --------------------------------------
                                        Bob Cardon
                                        Vice President of Administration







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